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                                                            EXHIBIT NO. 99.4(b)

                         INVESTMENT ADVISORY AGREEMENT

                                  APPENDIX A

                           FUNDS AND EFFECTIVE DATES

Fund                                          Effective Date
----                                          --------------
MFS Government Mortgage Fund                  January 1, 2002
MFS Emerging Markets Equity Fund              January 1, 2004
MFS New Endeavor Fund                         January 1, 2002
MFS International Growth Fund                 January 1, 2004
MFS International Value Fund                  January 1, 2004
MFS Strategic Value Fund                      January 1, 2002
MFS Emerging Markets Debt Fund                January 1, 2002
MFS Gemini U.K. Fund                          January 1, 2002
MFS Global Value Fund                         January 1, 2002
MFS Conservative Allocation Fund              June 28, 2002
MFS Moderate Allocation Fund                  June 28, 2002
MFS Growth Allocation Fund                    June 28, 2002
MFS Aggressive Growth Allocation Fund         June 28, 2002
MFS International Diversification Fund        September 30, 2004
MFS Floating Rate High Income Fund            January 5, 2005

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                                  APPENDIX B

                          COMPENSATION TO THE ADVISER

The investment advisory fee payable by each Fund shall be computed and paid monthly at the annual rate equal to that Fund's average daily net assets for its then current fiscal year noted below:

FUND                                          RATE
----                                          ----
MFS Government Mortgage Fund                  0.45%

MFS Emerging Markets Equity Fund              1.05% on first $500 million
                                              1.00% in excess of $500 million

MFS New Endeavor Fund                         0.75%

MFS International Growth Fund                 0.90% of first $1 billion
                                              0.80% of next $1 billion
                                              0.70% in excess of $2 billion

MFS International Value Fund                  0.90% of first $1 billion
                                              0.80% of next $1 billion
                                              0.70% in excess of $2 billion

MFS Strategic Value Fund                      0.75%

MFS Emerging Markets Debt Fund                0.75%

MFS Gemini U.K. Fund                          1.00%

MFS Global Value Fund                         1.00%

MFS Conservative Allocation Fund              0.00%

MFS Moderate Allocation Fund                  0.00%

MFS Growth Allocation Fund                    0.00%

MFS Aggressive Growth Allocation Fund         0.00%

MFS International Diversification Fund        0.00%

MFS Floating Rate High Income Fund            0.65%